UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
February 2, 2007
COCA-COLA BOTTLING CO. CONSOLIDATED
(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
4100 Coca-Cola Plaza, Charlotte, North Carolina 28211
(Address of principal executive offices)          (Zip Code)
(704) 557-4400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
On February 2, 2007, Coca-Cola Bottling Co. Consolidated (the “Company”) initiated plans to simplify its operating management structure and reduce its workforce in order to improve operating efficiencies across the Company’s business. These changes will allow the Company to better compete in the marketplace. The Company anticipates the completion of these plans prior to the end of February 2007.
As a result of these plans, the Company estimates incurring $1.5 million to $2.0 million for one-time termination benefits and $1.0 million to $1.5 million for other associated costs, primarily relocation expenses for certain employees, in connection with these changes. In total, the Company estimates incurring $2.5 million to $3.5 million related to these changes.
Further, the Company estimates that $1.0 million to $2.0 million of the charges identified above will result in cash expenditures subsequent to the first quarter of 2007 and anticipates substantially all of the cash expenditures occurring prior to 2007 fiscal year end.
Cautionary Information Regarding Forward-Looking Statements:
This Report on Form 8-K includes forward-looking statements regarding the purpose and intended effect of the change in operating management structure and workforce reduction plans, the expected timeframe for completion of the change in operating management structure and workforce reduction plans and estimated amounts and timing of charges and cash expenditures resulting from the plans. These statements and expectations are subject to future events and uncertainties that could cause anticipated events not to occur or actual results to differ materially from anticipated results. These events and uncertainties include an unexpected change in the timing and costs of the plans, perhaps materially, if the assumptions underlying the Company’s estimates prove inaccurate. The forward-looking statements in this Form 8-K are also subject to other risks and uncertainties, including those more fully described in the Company’s Annual Report on Form 10-K for the year ended January 1, 2006 under Part I, Item 1A “Risk Factors” and its Quarterly Report on Form 10-Q for the quarter ended October 1, 2006 under Part II, Item 1A “Risk Factors.” The Company undertakes no obligation to update or revise any forward-looking statements contained in this Form 8-K as a result of new information or future events or developments.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED (REGISTRANT)

Date: February 7, 2007	BY:	/s/ Steven D. Westphal

Steven D. Westphal Principal Financial Officer of the Registrant and Senior Vice President and Chief Financial Officer